EXHIBIT 10.4

                         CONTRACT FOR PURCHASE OF BRANCH


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

CONTRACT OF - SALE-OFFICE, COMMERICAL AND MULTI-FAMILY RESIDENTIAL PREMISES
(2000) This form was prepared by the Committee on Real Property Law of the Association of the Bar of the City of New York. To view an introduction to the form, visit the Real Estate Law page at www.abcny,org.
                                        --------------

Contract of Sale - Office, Commercial and Multi-Family Residential Premises

                                Between

                                Shellbar, Inc.
                                1311 Kona Court
                                Boyton Beach, Florida 33437("Seller")
                                ---------------------------

                                And

                                Flatbush Federal Savings and Loan Association of Brooklyn
                                2146 Nostrand Avenue,
                                Brooklyn, New York(Purchaser")
                                ------------------

                                Dated  September 29, 2005
                                       ------------------

                                Premises:

                                Street Address: 6410 18th Avenue
                                                ----------------
                                City or Town:   Brooklyn
                                                --------
                                County:         Kings
                                                -----
                                State:          New York
                                                --------


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

   Contract of Sale - Office, Commercial and Multi-Family Residential Premises

CONTRACT DATED ____________________ between Shellbar, Inc. ("Seller") and Flatbush Federal Savings and Loan ("Purchaser").

      Seller and Purchaser hereby covenant and agree as follows:

Section 1. Sale of Premises and Acceptable Title

      1.01 Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, at the price and upon the terms and condition set forth in this contract: (a) the parcel of land more particularly described in Schedule A. attached hereto ("Land"); (b) all buildings and improvements situated on the Land (collectively, "Building"); (e) all right, title and interest of Seller, if any, in and to the land lying in the bed of any street or highway in front of or adjoining the Land to the center line thereof and to any unpaid award for any taking by condemnation or any damage to the Land by reason of a change of grade of any street or highway; (d) the appurtenances and all the estate and rights of Seller in and to the Land and Building and (e) all right, title and interest of Seller, if any, in and to the fixtures, equipment and other personal property attached or appurtenant to the Building (collectively, "Premises"). For purposes of this contract, "appurtenances" shall include all right, title and interest of Seller in and to (i) the leases for space in the Building and all guarantees thereof, as shown on Schedule E attached hereto and an leases entered into by Seller between the date of this contract and the Closing (as hereinafter defined); (ii) the Service Contracts (as hereinafter defined): (iii) plans, specifications architectural and engineering drawings, prints, surveys, soil and substrata studies relating to the Land and the Building in Seller's possession;
(iv) all operating manuals and books, data and records regarding the Land and the Building and its component systems in Seller's possession; (v) all licenses, permits, certificates of occupancy and other approvals issued by any state, federal or local authority relating to the se, maintenance or operation of the Land and the Building to the extent that they may be transferred or assigned;
(vi) all warranties or guaranties, if any, applicable to the Building, to the extent such warranties or guaranties are assignable; and (vii) all tradenames, trademarks, servicemarks, logos, copyrights and good will relating to or used in connection with the operation of the Land and the Building. The Premises are located at or known as 6410 18th Avenue, Brooklyn, New York.

      1.02 Seller shall convey and Purchaser shall accept fee simple title to the Premises in accordance with the terms of this contract, subject only to: (a) the matters set forth in Schedule B attached hereto (collectively, "Permitted Exceptions"); and (b) such other matters as (i) the title insurer specified in Schedule D attached hereto (or if none is so specified, then any title insurer licensed to do business by the State of New York) shall be willing, without special premium, to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Premises and (ii) shall be accepted by any lender described in Section 274-a of the real Property Law ("Institutional Lender") which has committed in writing to provide mortgage financing to Purchaser of the Premises ("Purchaser's Institutional Lender"), except that if such acceptance by Purchaser's Institutional Lender is unreasonably withheld or delayed, such acceptance shall be deemed to have been given.

Section 2. Purchase Price, Acceptable Funds, Existing Mortgages, Purchase Money, Mortgage Escrow of Downpayment and Foreign Persons

      2.01 The  purchase  price  ("Purchase  Price") to be paid by  Purchaser to
Seller  for  the  Premises  as  provided  in  Schedule  C  attached   hereto  is
$1,700,000.00.

      2.02 All monies payable under this contract, unless otherwise specified in this contract, shall be paid by (a) certified checks of Purchaser or any person making a purchase money loan to Purchaser drawn on any bank or trust company having a banking office in the City of New York and which is a member of the New York Clearing House Association or (b) official bank checks drawn by any such banking institution, payable to the order of Seller, except that uncertified checks of Purchaser payable to the order of Seller up to the amount of one-half of one percent of the Purchase Price shall be acceptable for sums payable to Seller at the Closing, or (c) with respect to the portion of the Purchase Price payable at the Closing, at Seller's election, by wire transfer of immediately available federal funds to an account designated by Seller not less than three business days prior to the Closing.


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

      2.03 [INTENTIONALLY OMITTED BY PARTIES]

      2.04 [INTENTIONALLY OMITTED BY PARTIES]

      2.05 (a) If the sum paid under paragraph (a) of Schedule C or any other sum paid on account of the Purchase Price prior to the Closing (collectively, "Downpayment") are paid by check or checks drawn to the order of and delivered to Seller's attorney or another escrow agent (Escrowee"), the Escrowee shall hold the proceeds thereof in escrow in a special bank account (or as otherwise agreed in writing by Seller, Purchaser and Escrowee) until the Closing or sooner termination of this contract and shall pay over or apply such proceeds in accordance with the terms of this section. Escrowee need not hold such proceeds in an interesting-bearing account, but if any interest is earned thereon such interest shall be paid to the same party entitled to the escrowed proceeds, and the party receiving such interest shall pay any income taxes thereon. The tax identification numbers of the parties are either set forth in Schedule D or shall be furnished to Escrowee upon request At the Closing, such proceeds and the interest thereon, if any, shall be paid by Escrowee to Seller. If for any reason the Closing does not occur and either party makes a written demand upon Escrowee for payment of such amount, Escrow shall give written notice to the other art of such demand. If Escrowee does not receive a written objection from the other party to the proposed payment within 10 business days after the giving of such notice, Escrowee is herby authorized to make such payment. If Escrowee does receive such written objection with such 10 day period or if for any other reason Escrowee in good faith shall elect not to make such payment, Escrowee shall continue to hold such amount until otherwise directed by written instruction from the parties to this contract or a final judgement of a court. However, Escrow shall have the right at any time to deposit the escrowed proceeds and interest thereon, if any, with the clerk of the Supreme Court of the county in which the Land is located. Escrowee shall give written notice of such deposit to Seller and Purchaser. Upon such deposit Escrowee shall be relieved and discharged of all further obligations and responsibilities hereunder.

            (b) The parties acknowledge that Escrowee is action solely as a stakeholder at their request and for their convenience, that Escrowee shall not be deemed to be the agent of either of the parties, and that Escrowee shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this contract or involving gross negligence; Seller and Purchaser shall jointly and severally indemnify and hold Escrowee harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrowee's duties hereunder, except with respect to actions or omissions taken or suffered by Escrowee in bad faith, in willful disregard of this contact or involving gross negligence on the part of Escrowee.

            (c) Escrowee has acknowledged agreement to these provisions by signing in the place indicated on the signature page of this contract.

            (d) If Escrowee is Seller's attorney, Escrowee or any member of its firm shall be permitted to act as counsel for Seller in any dispute as to the disbursement of the Downpayment

            (e) or any other dispute between the parties whether or not Escrowee is in possession of the Downpayment and continues to act as Escrowee.

            (f) Escrowee may act or refrain from action in respect of any matter referred to in this 2.05 in full reliance upon and with the advise of counsel which may be selected by it (including any member of its firm) and shall be fully protected in so acting or refraining from action upon the advice of such counsel.

      2.06 In the event that Seller is a "foreign person", as defined in Internal Revenue Code Section 1445 and regulations issued thereunder (collectively, the "Code Withholding Section"), or in the event that Seller fails to deliver the certification of non-foreign status required under 10.12
(c), or in the event that Purchaser is not entitled under the Code Withholding Section to rely on such certification, Purchaser shall deduct and withhold from the Purchase Price a sum equal to ten percent (10%) thereof and shall at Closing remit the withheld amount with Forms 8288 and 8288A or any successors thereto to the Internal Revenue Service; and if the cash balance of the Purchase Price payable to Seller at the Closing after deduction of net adjustments, apportionments and credits (if any) to be made or allowed in favor of Seller at the Closing as herein provided is less than ten percent (10%) of the Purchase Price, Purchaser shall have the right to terminate this contract, in which event Seller shall refund the Downpayment to Purchaser and shall reimburse Purchaser for title examination and survey costs as if this contract were terminated pursuant to 13.02. The right of termination


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

provided for in this 2.06 shall be in addition to and not in limitation of any other rights or remedies available to Purchaser under applicable law.

Section 3. The Closing

      3.01 Except as otherwise provided in this contract, the closing of title pursuant to this ("Closing") shall take place on or about the scheduled date and time of closing specified in Schedule D (the actual date of the Closing being herein refereed to as "Closing Date") at the place specified in Schedule D.

Section 4. Representations and Warranties of Seller

Seller represents and warrants to Purchaser as follows:

      4.01 Unless otherwise provided in this contract, Seller is the sole owner of the Premises.

      4.02 [INTENTIONALLY OMITTED BY PARTIES]

      4.03 The information concerning written leases (which together with all amendments and modifications thereof are collectively referred to as "Lease") and any tenancies in the Premises not arising out of the Leases (collectively, "Tenancies") set forth in Schedule E attached herein ("Rent Schedule") is _________________accurate as of the date set forth therein or, if no date is set forth therein, as of the date hereof and there are no Leases or Tenancies of any space in the Premises other than those set forth therein and any subleases or subtenancies. Except as otherwise set forth in the Rent Schedule or elsewhere in this contract"

      (a) all of the Leases are in full force and effect and none of them has been modified, amended or extended;

      (b) no renewal or extension option or options for additional space have been granted to tenants;

      (c) no tenant has an option to purchase the Premises or a right of first refusal or first offer with respect to a sale of the Premises;

      (d) the rents set forth are being collected on a current basis and there are no arrearages in excess of one month;

      (e) no tenant is entitled to rental concessions or abatements for any period subsequent to the scheduled date of closing;

      (f) Seller has not sent written notice to any tenant claiming that such tenant is in default, which default remains uncured;

      (g) No action or proceeding instituted against Seller by any tenant of the Premises is presently pending in any court, except with respect to claims involving personal injury or property damage which are covered by insurance;

      (h) There are no security deposits other than those set forth in the Rent Schedule:

      (i) True and complete copies of the Leases have been delivered to Purchaser or its counsel and initialed by representatives of Purchaser and Seller;

      (j) The tenants under the Leases are in actual possession of the space demised;

      (k) Seller has performed all of the landlord's obligations under the Leases and no notice of any default of the landlord under the Leases has been given or to the knowledge of Seller is pending;


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      (l)   To  the  best  of  Seller's  knowledge,  no  action  or  proceeding, voluntary or involuntary, is pending against any tenant under any bankruptcy or insolvency act; and

      (m) No leasing commissions are due or owing with respect to any of the Leases.

If any Leases which have been exhibited to and initialed by Purchaser or its representative contain provisions that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to the provisions of the Leases.

      4.04 [INTENTIONALLY OMITTED BY PARTIES]

      4.05 [INTENTIONALLY OMITTED BY PARTIES]

      4.06 [INTENTIONALLY OMITTED BY PARTIES]

      4.07 [INTENTIONALLY OMITTED BY PARTIES]

      4.08 [INTENTIONALLY OMITTED BY PARTIES]

      4.09 If a copy of a certificate of occupancy for the Premises has been exhibited to and initialed by Purchaser or its representative, such copy is a true copy of the original and such certificate has not been amended, but Seller makes no representation as to compliance with any such certificate.

      4.10 The assessed valuation and real estate taxes set forth in Schedule D, if any, are the assessed valuation of the Premises and the taxes paid or payable with respect thereto for the fiscal year indicated in such schedule. Except as otherwise set forth in Schedule D, there are no tax abatements or exemptions affection the Premises.

      4.11 Except as otherwise set forth in a schedule attached hereto, if any, all of the items of personal property (or replacements thereof) listed in such schedule, if any, are and on the Closing Date will be owned by Seller free of liens and encumbrances other than the lien(s) of the Existing Mortgages(s), if any.

      4.12 Seller has no actual knowledge that any incinerator, boiler or other burning equipment on the Premises is being operated in violation of applicable law. If copies of a certificate or certificates of operation therefore have been exhibited to and initialed by Purchaser or its representative, such copies are true copes of the originals.

      4.13 Except as otherwise set forth in Schedule D, Seller has no actual knowledge of any assessment payable in annual installments, or any part thereof, which has become a lien on the Premises.

      4.14 Seller is not a "foreign person" as defined in the Code Withholding Section.

      4.15 Seller is a Corporation that has been duly organized and is validly and presently existing in good standing under the laws of the state of its formation.

      4.16 Seller has taken all necessary action to authorize the execution, delivery and performance of its contract and has the power and authority to execute, deliver and perform this contract and consummate the transaction contemplated hereby. Assuming due authorization, execution and delivery by each other party hereto, this contract and all obligations of Seller hereunder are the legal, valid and binding obligations of Seller, enforceable in accordance with the terms of this contract, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affection the enforcement of creditors' right generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).


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

      4.17 The execution and delivery of this contract and the performance of its obligations hereunder by Seller will not conflict with any provision of any law or regulation to which Seller is subject or any agreement or instrument to which Seller is a party or by which it is bound or any order or decree applicable to Seller or result in the creation or imposition of any lien on any of Seller's assets or property which would materially and adversely affect the ability of Seller to Carry out the terms of this contract. Seller has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery or performance by Seller of this contract.

      4.18 There are no pending proceedings or appeals to correct or reduce the assessed valuation of the Premises.

For purposes of this Section, the phase "to Seller's knowledge" shall mean the actual knowledge of actual notice without any special investigation.

The representations and warranties made by Seller in this contract shall be deemed restated and shall be true and accurate on the Closing Date.

Section 5. Acknowledgements, Representations and Warranties of Purchaser

Purchaser acknowledges that:

      5.01 Purchaser has inspected the Premises, is fully familiar with the physical condition and state of repair thereof, and, subject to the provisions of 7.01, 8.01, and 9.04, shall accept the Premises "as is" and in their present condition, subject to reasonable use, wear, tear and natural deterioration between now and the Closing Date, without any reduction in the Purchase Price for any change in such condition by reason thereof subsequent to the date of this contract.

      5.02 Before entering into this contract, Purchaser has made such examination of the Premises, the operation, income and expenses thereof and all other matters affecting or relating to this transaction as Purchaser deemed necessary. In entering into this contract, Purchases has not been induced by and has not relied upon any representations, warranties or statements, whether express or implied, made by Seller or any agent, employee or other representative of Seller or by any broker or any other person representing or purporting to represent Seller, which are not expressly set forth in this contract, whether or not any such representations, warranties or statements were made in writing or orally.

      Purchaser represents and warrants to Seller that:

      5.03 The funds comprising the Purchase Price to be delivered to Seller in accordance with this contract are not derived from any illegal activity.

      5.04 Purchaser has taken all necessary action to authorize the execution, delivery and performance of this contract and has the power and authority to execute, deliver and perform this contract and the transaction contemplated hereby. Assuming due authorization, execution and delivery by each other party hereto, this contract and all obligations of Purchaser hereunder are the legal, valid and binding obligations of Purchaser, enforceable in accordance with the terms of this contract, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditor's rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      5.05 The execution and delivery of this contract and the performance of its obligations hereunder by Purchaser will not conflict with any provision of any law or regulation to which Purchaser is subject or any agreement or instrument to which Purchaser is a party or by which it is bound or any order or decree applicable to Purchaser or result in the creation or imposition of any lien on any of Purchaser's assets or property which would materially and adversely affect the ability of Purchaser to carry out the terms of this contract. Purchaser has obtained any consent, approval, authorization or order or any court or governmental agency or body required for the execution, delivery or performance by Purchaser of this contract.

Section 6. Seller's Obligations as to Leases


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      6.01 Unless  otherwise  provided in a schedule  attached to this contract, between the date of this contract and the Closing, Seller shall not, without Purchaser's prior written consent, which consent shall not be unreasonable withheld: (a) amend, renew or extend any Lease in any respect, unless required by law; (b) grant a written lease to any tenant occupying space pursuant to a Tenancy; or (c) terminate any lease or Tenancy except by reason of a default by the tenant thereunder.

      6.02 Unless otherwise provided in a schedule attached to this contract, between the date of this contract and the Closing, Seller shall not permit occupancy of, or enter into any new lease for, space in the Building which is presently vacant or which may hereafter become vacant without first giving Purchaser written notice of the identity of the proposed tenant, together with
(a) either a copy of the proposed lease or a summary of the terms of payment thereof. If Purchaser objects to such proposed lease, Purchaser shall so notify Seller within 4 business days after receipt of Seller's notice if such notice was personally delivered to Purchaser, or within 7 business days after the mailing of such notice by Seller to Purchaser, in which case Seller shall not enter into the proposed lease. Unless otherwise provided in a schedule attached to this contract, Purchaser shall pay to Seller at the Closing, in the manner specified in 2.02, the rent and additional rent that would have been payable under the proposed lease from the date on which the tenant's obligation to pay rent would have commenced if Purchaser had not so objected until the Closing Date, less the amount of the brokerage commission specified in Seller's notice and the reasonable cost of decoration or other work required to be performed by the landlord under the terms of the proposed lease to suit the premises to the tenant's occupancy ("Reletting Expenses"), prorated in each case over the term of the proposed lease and apportioned as of the Closing Date. If Purchaser does not so notify Seller of its objection, Seller shall have the right to enter into the proposed lease with the tenant identified in Seller's notice and Purchaser shall pay to Seller, in the manner specified in 2.02, the Reletting Expenses, prorated in each case over the term of the lease and apportioned as of the later of the Closing Date or the rent commencement date. Such payment shall be made by Purchaser to Seller at the Closing. In no event shall the amount so payable to Seller exceed the sum actually paid by Seller on account thereof.

      6.03 If any space is vacant on the Closing Date, Purchaser shall accept the Premises subject to such vacancy, provided that the vacancy was not permitted or created by Seller in violation of any restrictions contained in this contract. Seller shall not grant any concessions or rent abatements for any period following the Closing without Purchaser's prior written consent. Seller shall not apply all or any part of the security deposit of any tenant unless such tenant has vacated the Premises.

      6.04 Seller does not warrant that any particular Lease or Tenancy will be in force or effect at the Closing or that the tenants will have performed their obligations thereunder. The termination of any Lease or Tenancy prior to the Closing by reason of the tenant's default shall not affect the obligations of Purchaser under this contract in any manner or entitle Purchaser to any abatement of or credit against the Purchase Price or give rise to any other claim on the part of Purchaser.

      6.05 Seller hereby indemnifies and agrees to defend Purchaser against any claims made pursuant to 7-107 or 7-108 of the General Obligations Law (the "GOL") by tenants who resided in the Premises on or prior to the Closing Date other than (a) claims with respect to tenants security deposit paid, credited or assigned to Purchaser pursuant to 10.03, (b) claims made pursuant to 7-107 of the GOL, with respect to funds for which Seller was not liable, and (c) claims made pursuant to 7-108 of the GOL by tenants to whom Purchaser failed to give the written notice specified in 7-108 (c) of the GOL within thirty days after the Closing Date. The foregoing indemnity and agreement shall survive the Closing and shall be in lieu of any escrow permitted by 7-108 (d) of the GOL, and Purchaser hereby waives any right it may have to require any such escrow.

Section 7. Responsibility for Violations

      7.01 Except as provided in 7.02 and 7.03, all notes or notices of violations of law or governmental ordinances, orders or requirements which were noted or issued prior to the date of this contract by any governmental department, agency or bureau having jurisdiction as to conditions affecting the Premises and all liens which have attached to the Premises prior to the Closing pursuant to the Administrative Code of the City of New York, if applicable, shall be


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

removed or complied with by Seller. If such removal or compliance has not been completed prior to the Closing, Seller shall pay to Purchaser at the Closing the reasonably estimated unpaid cost to effect or complete such removal or compliance, and Purchaser shall be required to accept title to the Premises subject thereto, except that Purchaser shall not be required to accept such title and may terminate this contract as provided in 13.02 if (a) Purchaser's Institutional Lender reasonable refuses to provide financing by reason of Purchaser.

      7.02 If the reasonable estimates aggregate cost to remove or comply with any violations or liens which Seller is required to remove or comply with pursuant to the provisions of 7.01 shall exceed the Maximum Amount specified in Schedule D (or if none is so specified, the Maximum Amount shall be one-half of one percent of the Purchase Price), Seller shall have the right to cancel this contract, in which event the sole liability of Seller shall be as set forth in 13.02, unless Purchaser elects to accept title to the Premises subject to all such violations or liens, in which event Purchaser shall be entitled to a credit of an amount equal to the Maximum Amount against the monies payable at the Closing.

      7.03 Regardless of whether a violation has been noted or issued prior to the date of this contract, Seller's failure to remove or fully comply with any violations which a tenant is required to remove or comply with pursuant to the terms of its lease by reason of such tenant's use or occupancy shall not be an objection to title. Purchaser shall accept the Premises subject to all such violations without any liability of Seller with respect thereto or any abatement of or credit against the Purchase Price, except that if Purchaser's Institutional Lender reasonably refuses to provide financing by reason of a violation described above, Purchaser shall not be required to accept the Premises subject thereto and Purchaser shall have the right to terminate this contract in the manner provided in 13.02.

      7.04 If required, Seller, upon written request by Purchaser, shall promptly furnish to Purchaser written authorizations to make any necessary searches for the purposes of determining whether notes or notices of violations have been noted or issued with respect to the Premises or liens have attached thereto.

Section 8. Destruction, Damage or Condemnation

      8.01 The provisions of Section 5-1311 of the General Obligations Law shall apply to the sale and purchase provided for in this contract.

Section 9. Covenants of Seller

Seller covenants that between the date of this contract and the Closing:

      9.01 The existing Mortgage(s) shall not be amended or supplemented or prepaid in whole or in part. Seller shall pay or make, as and when due and payable, all payments of principal and interest and all deposits required to be paid or made under the Existing Mortgage(s).

      9.02 Seller shall not modify or amend any Service Contract or enter into any new service contract unless the same is terminable without penalty by the then owner of the Premises upon not more than 30 day's notice.

      9.03 If an Insurance schedule is attached hereto, Seller shall maintain in full force and effect until the Closing the Insurance policies described in such schedule or renewals thereof for no more than one year of those expiring before the Closing.

      9.04 No fixtures, equipment or personal property included in this sale shall be removed from the Premises unless the same are replaced with similar items of at least equal quality prior to the Closing.

      9.05 Seller shall not withdraw, settle or otherwise compromise any protest or reduction proceeding affecting real estate taxes assessed against the Premises for any fiscal period in which the Closing is to occur or any subsequent fiscal period without the prior written consent of Purchaser, which consent shall not be unreasonably withheld. Real estate tax refunds and credits received after the Closing Date which are attributable to the fiscal tax year during which the Closing Date occurs shall be apportioned between Seller and Purchaser, after deducing the expenses of collection thereof, which obligation shall survive the Closing.

      9.06 Seller shall allow Purchaser or Purchaser's representatives access to the Premises, the Leases and other documents required to be delivered under this contract upon reasonable prior notice at reasonable times.

Section 10. Seller's Closing Obligations

At the Closing, Seller shall deliver the following to Purchaser:

      10.01 A statutory form of bargain and sale deed without covenant against grantor's acts, containing the covenant required by Section 13 of the Lien Law, and properly executed in proper form for recording so as to convey the title required by this contract.

      10.02 All Leases initialed by Purchaser and all others in Seller's possession.

      10.03 A schedule of all security deposits (and, if the Premises contains six or more family dwelling units, the most recent reports with respect thereto issued by each banking organization in which they are deposited pursuant to GOL 7-103) and a check or credit to Purchaser in the amount of any cash security deposits, including any interest thereon, held by Seller on the Closing Date or, if held by an Institutional Lender, an assignment to Purchaser and written instructions to the holder, of such deposits to transfer the same to Purchaser, and appropriate instruments of transfer or assignment with respect to any security deposits which are other than cash.

      10.04 A schedule updating the Rent Schedule and setting forth all arrears in rents and all prepayments of rents.

      10.05 All Service Contracts initialed by Purchaser and all others in Seller's possession which are in effect on the Closing Date and which are assignable by Seller.

      10.06 An assignment to purchaser, without recourse or warranty, of all of the interest of Seller in those Service Contracts, insurance policies, certificates, permits and other documents to be delivered to Purchaser at the Closing which are then in effect and are assignable by Seller.

      10.07 (a) Written consent(s) of the Mortgagee(s), if required under 2.03(b) (b) certificate(s) executed by the Mortgagee(s) in proper form for recording and certifying (i) the amount of the unpaid principal balance thereof,
(ii) the maturity date thereof, (iii) the interest rate, (iv) the last date to which interest has been paid thereon and (v) the amount of any escrow deposits held by the Mortgagee(s); Seller shall pay the fees for recording such certificate(s). Any Mortgagee which is an Institutional Lender may furnish a letter complying with Section 274-a of the Real Property Law in lieu of such certificate.

      10.08 An assignment of all Seller's right, title and interest in escrow deposits for real estate taxes, insurance premiums and other amounts, if any, then held by the Mortgagee(s).

      10.09 All original insurance policies with respect to which premiums are to be apportioned or, if unobtainable, true copies or certificates thereof.

      10.10 To the extent they are then in Seller's possession and not posted at the Premises certificates, licenses, permits, authorizations and approvals issued for or with respect to the Premises by governmental and quasi-governmental authorities having jurisdiction.

      10.11 Such affidavits as Purchaser's title company shall reasonably require in order to omit from its title insurance policy all exceptions for judgments, bankruptcies or other returns against persons or entities whose names are the same as or similar to Seller's name.

      10.12 (a) Checks to the order of the appropriate officers in payment of all applicable real property transfer taxes and copies of any required tax returns therefore executed by Seller, which checks shall be certified or official bank checks if required by the taxing authority, unless Seller elects to have Purchaser pay any of such taxes and credit Purchaser with the amount thereof, and (b) a certification of non-foreign status, in form required by the Code Withholding Section, signed under penalty of perjury. Seller understands that such certification will be retained by Purchaser and will be made available to the Internal Revenue Service on request.

      10.13 To the extent they are then in Seller's possession, copies of current painting and payroll records. Seller shall make all other Building and tenant files and records available to Purchaser for copying, which obligation shall survive the Closing.

      10.14 An original letter, executed by Seller or by its agent, advising the tenants of the sale of the Premises to Purchaser and directing that rents and other payments thereafter be sent to Purchaser or as Purchaser may direct.

      10.15 Notice(s) to the Mortgagee(s), executed by Seller or by its agent, advising of the sale of the Premises to Purchaser and directing that future bills and other correspondence should thereafter be sent to Purchaser or as Purchaser may direct.

      10.16 If Seller is a corporation and if required by Section 909 of the Business Corporation Law, a resolution of Seller's board of directors authorizing the sale and delivery of the deed and a certificate executed by the secretary or assistant secretary of Seller certifying as to the adoption of such resolution and setting forth facts showing that the transfer complies with the requirements of such law. The deed referred to in 10.01 shall also contain a recital sufficient to establish compliance with such law.

      10.17 Possession of the Premises in the condition required by this contact, subject to the Leases and Tenancies, and keys therefore.

      10.18 A blanket assignment, without recourse or representation, of all Seller's right, title and interest, if any, to all contractors', suppliers', material men's and builders' guarantees and warranties of workmanship and/or materials in force and effect with respect to the Premises on the Closing Date and a true and complete copy of each thereof.

      10.19 Estoppel letters in the form attached hereto as Schedule F from the following tenants; Flatbush Federal Savings and Loan Association of Brooklyn
                   ---------------------------------------------------------

      10.20 A certificate of Seller confirming that the warranties and representations of Seller set forth in this contract are true and complete on and as of the Closing Date (the statements made in such certificate shall be subject to the same limitations on survival as are applicable to Seller's representations and warranties under 4).

      10.21 Any other documents required by this contract to be delivered by Seller.

Section 11. Purchaser's Closing Obligations

At the Closing, Purchaser shall:

      11.01 Deliver to Seller checks or wire transfer of immediately available federal funds to Seller, in payment of the portion of the Purchase Price payable at the Closing, as adjusted for apportionments under Section 12, plus the amount of escrow deposits, if any, assigned pursuant to 10.08.

      11.02 [INTENTIONALLY OMITTED BY PARTIES]

      11.03 [INTENTIONALLY OMITTED BY PARTIES]

      11.04 Cause the deed to be recorded, duly complete all required real property transfer tax returns and cause all such returns and checks in payment of such taxes to be delivered to the appropriate officers promptly after the Closing.

      11.05 Deliver to Seller an agreement assuming all of landlord's obligations under the Leases from and after the Closing Date and indemnifying and agreeing to defend Seller against any claims made by tenants with respect to any failure to perform such obligations.

      11.06 Deliver to Seller a certificate confirming that the warranties and representations of Purchaser set forth in this contract are true and complete as of the Closing Date.

      11.07 Deliver any other documents required by this contract to be delivered by Purchaser.

Section 12. Apportionments

      12.01 The following apportionments shall be made between the parties at the Closing as of the close of business on the day prior to the Closing Date:

      (a) prepaid rents and Additional Rents (as defined in 12.03) and revenues, if any, from telephone booths, vending machines and other income-producing agreements;

      (b) no adjustments shall be made for taxes, utilities and other charges payable by purchaser under the lease agreement.

      (c)   [INTENTIONALLY OMITTED BY PARTIES]

      (d)   [INTENTIONALLY OMITTED BY PARTIES]

      (e)   [INTENTIONALLY OMITTED BY PARTIES]

      (f)   [INTENTIONALLY OMITTED BY PARTIES]

      (g)   [INTENTIONALLY OMITTED BY PARTIES]

      (h)   [INTENTIONALLY OMITTED BY PARTIES]

      (i)   [INTENTIONALLY OMITTED BY PARTIES]

      (j)   [INTENTIONALLY OMITTED BY PARTIES]

      ((k)  [INTENTIONALLY OMITTED BY PARTIES]

      12.02 [INTENTIONALLY OMITTED BY PARTIES]

      12.03 [INTENTIONALLY OMITTED BY PARTIES]

Section 13. Objections to Title, Failure of Seller of Purchaser to Perform And Vendee's Lien

      13.01 Purchaser shall promptly order an examination of title and shall cause a copy of the title report to be forwarded to Seller's attorney upon receipt. Seller shall be entitled to a reasonable adjournment or adjournments of the Closing for up to 60 days or until the expiration date of any written commitment of Purchaser's Institutional Lender delivered to Purchaser prior to the schedule date of Closing, whichever occurs first, to remove any defects in or objections to title noted in such title report and any other defects or objections which may be disclosed on or prior to the Closing Date.

      13.02 If Seller shall be unable to convey title to the Premises at the Closing in accordance with the provisions of this contract or if Purchaser shall have any other grounds under this contract for refusing to consummate the purchase provided for herein, Purchaser, nevertheless, may elect to accept such title as Seller may be able to convey with a credit against the monies payable at the Closing equal to the reasonably estimated cost to cure the same (up to the Maximum Expense described below), but without any other credit or liability on the part of Seller. If Purchaser shall not so elect, Purchaser may terminate this contract and the sole liability of Seller shall be to refund the Downpayment to Purchaser and to reimburse Purchaser for the net cost of title examination, but not to exceed the net amount charged by Purchaser's title company therefore without issuance of a policy, and the net cost of updating the existing survey of the Premises or the net cost of a new survey of the Premises if there was no existing survey or the existing survey was not capable of being updated and a new survey was required by Purchaser's Institutional Lender. Upon such refund and reimbursement, this contract shall be null and void and the parties hereto shall be relieved of all further obligations and liability other than any arising under Section 14. Seller shall not be required to bring any action or proceeding or to incur any expense in excess of the Maximum Expense specified in Schedule D (or if none is so specified, the Maximum Expense shall be one-half of one percent of the Purchase Price) to cure any title defect or to enable Seller otherwise to comply with the provisions of this contract, but the foregoing shall not permit Seller to refuse to pay off at the Closing, to the extent of the monies payable at the Closing, mortgages or other liens on the Premises which can be satisfied or discharged by payment of a sum certain, other than Existing Mortgages, of which Seller has actual knowledge.

      13.03 Any unpaid taxes, assessments, water charges and sewer rents, together with the interest and penalties thereon to a date not less than two days following the Closing Date, and any other liens and encumbrances which Seller is obligated to pay and discharge or which are against corporations, estates or other persons in the chain of title, together with the cost of recording or filing any instruments necessary to discharge such liens and encumbrances of record, may be paid out of the proceeds of the monies payable at the Closing if Seller delivers to Purchaser on the Closing Date official bills for such taxes, assessments, water charges, sewer rents, interest and penalties and instruments in recordable form sufficient to discharge any other liens and encumbrances of record. Upon request made a reasonable time before the Closing, Purchaser shall provide at the Closing separate checks for the foregoing payable to the order of the holder of any such lien, charge or encumbrance and otherwise complying with 2.02. If Purchaser's title insurance company is willing to insure both Purchase and Purchaser's Institutional Lender, if any, that such charges, liens and encumbrances will not be collected out of or enforced against the Premises, then, unless Purchaser's Institutional Lender reasonably refuses to accept such insurance in lieu of actual payment and discharge, Seller shall have the right, in lieu of payment and discharge to deposit with the title insurance company such funds or assurances or to pay such special or additional premiums as the title insurance company may require in order to so insure. In such case the charges, liens and encumbrances with respect to which the title insurance company has agreed so to insure shall not be considered objections to title.

      13.04 If Purchaser shall default in the performance of its obligation under this contract to purchase the Premises, the sole remedy of Seller shall be to retain the Downpayment as liquidated damages for all loss, damage and expense suffered by Seller, including without limitation the loss of its bargain.

      13.05 Purchaser shall have a vendee's lien against the Premises for the amount of the Downpayment, but such lien shall not continue after default by Purchaser under this contract.

Section 14. Broker

      14.01 If a broker is specified in Schedule D, Seller and Purchaser mutually represent and warrant that such broker is the only broker with whom they have dealt in connection with this contract and that neither Seller nor Purchaser knows of any other broker who has claimed or may have the right to claim a commission in connection with this transaction, unless otherwise indicated in Schedule D. The commission of such broker shall be paid pursuant to separate agreement by the party specified in Schedule D. If no broker is specified in Schedule D, the parties acknowledge entitled to a commission in connection with this transaction. Unless otherwise provided in Schedule D, Seller and Purchaser shall indemnify and defend each other against any costs, claims or expenses, including attorneys' fees, arising out of the breach on their respective parts of any representations, warranties or agreement contained in this paragraph. The representations and obligations under this paragraph shall survive the Closing or, if the Closing does not occur, the termination of this contract.

Section 15. Notices

      15.01 All notices under this contract shall be in writing and shall be delivered personally or shall be sent by prepaid registered or certified mail, or by prepaid overnight courier with receipt acknowledged, addressed as set forth in Schedule D, or as Seller or Purchaser shall otherwise have given notice as herein provided.

Section 16. Limitations on Survival of Representation, Warranties, Covenants and other Obligations

      16.01 Except as otherwise provided in this contract, no representatives, warranties, covenants or other obligations of Seller set forth in this contract shall survive the Closing, and no action based thereon shall be commenced after the Closing. The representations, warranties, covenants and other obligations of Seller set forth in 4.03, 6.01 and 6.02 shall survive until the Limitation Date specified in Schedule D (or if none is so specified, the Limitation Date shall be the date which is six months after the Closing Date), and no action based thereon shall be commenced after the Limitation Date.

      16.02 The delivery of the deed by Seller, and the acceptance thereof by Purchaser, shall be deemed the full performance and discharge of every obligation on the part of the Seller to be performed hereunder, except of Seller which are expressly stated in this contract to survive the Closing.

Section 17. Due Diligence Period

      17.01 During the period (the "Due Diligence Period") commencing on the date hereof and ending at 5:00 P.M. Eastern Standard Time n the 39th day following the date hereof, Purchaser shall have the right to have the Premises inspected during reasonable hours, after reasonable notice to Seller, and to obtain the following inspection reports with respect to the Premises, at Purchaser's sole cost and expense:

      (a) An inspection and report (the "Environmental Report") from a licensed environmental inspection laboratory or a licensed engineer (the "Inspection Company") with respect to the presence or absence of hazardous or toxic substances or conditions at the Premises including, without limitation, asbestos, polychlorinated biphenyls, petroleum products and those hazardous substance defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq. and all amendments thereto, including, without limitation, the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601 et seq., and the rules and regulations promulgated thereunder; New York State Environmental Liability Review Act, New York Environmental Conservation Law (ECL) 8-0101 et seq.; and the New York State Water Pollution Control Act, ECL 17-01:01 et seq., (collectively, "Hazardous Substances"), on the Premises; and

      (b) An inspection and report (the Engineering Report") from a licensed engineer and other appropriate professionals (collectively, the "Engineer") with respect to the structural and physical condition of the Premises, all mechanical systems and utilities servicing the Premises, curtain walls, roofs, wells, septic and drainage systems, and compliance with the Americans with Disabilities Act (collectively, "Building Conditions").

      17.02 Purchaser shall cause copies of the Environmental Report and Engineering Report (collectively, the "Report") to be delivered to Seller prior to the expiration of the Due Diligence Period. Purchaser may elect to cancel this contract, by written notice (the "Termination Notice") to Seller delivered on or before the last day of the Due Diligence Period, if (i) the Environmental Report states that there are Hazardous Substances on the Premises or (ii) the Engineering Report states that there are defects in the Building Conditions (a " Defective Condition") and, in the best professional judgment of the Engineer, such Defective Condition(s) will cost in excess of $ 2,500.00 to correct.
                                                   ----------

      17.03 During the Due Diligence Period, Seller agrees to cooperate in all reasonable respects with Purchaser and agrees to make available to Purchaser and its agents all of the books, files and records relating to the Premises which are in the possession or under the control of Seller.

      17.04 Purchaser hereby indemnifies and agrees to defend and hold Seller harmless from all loss, cost (including, without limitation, reasonable attorneys' fees), claim or damage caused by the inspection of the Premises by Purchaser, its agents, consultants or representatives.

      17.05 TIME SHALL BE OF THE ESSENCE WITH RESPECT TO PURCHASER'S ACTIONS PURSUANT TO THIS SECTION 17. In the event Purchaser shall (i) fail to have the Premises inspected prior to the expiration of the Due Diligence Period, (ii) fail to deliver a copy of the Reports to Seller prior to the expiration of the Due Diligence Period or (iii) fail to give the Termination Notice prior to the expiration of the Due Diligence period, Purchaser shall be deemed to have waived the right to cancel this contract as provided in 17.02.

Section 18. Miscellaneous Provisions

      18.01 If consent of the Existing Mortgagee(s) is required under 2.03 (b), Purchaser shall not assign this contract or its rights hereunder without the prior written consent of Seller. No permitted assignment of Purchaser's rights under this contract shall be effective against Seller unless and until an executed counterpart of the instrument of assignment shall have been delivered to Seller and Sellers shall have been furnished with the name and address of the assignee. The term "Purchaser" shall be deemed to include the assignee under any such effective assignment.

      18.02 This contract embodies and constitutes the entire understanding between the parties with respect to the transaction contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this contract. Neither this contract nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

      18.03 This contract shall be governed by, and construed in accordance with, the law of the State of New York.

      18.04 The captions in this contract are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this contract or any of the provisions hereof.

      18.05 This contract shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

      18.06 This contract shall not be binding or effective until properly executed and delivered by Seller and Purchaser.

      18.07 As used in this contract, the masculine shall include the feminine and neuter, the singular shall include the plural and the plural shall include the singular, as the context may require.

      18.08 If the provisions of any schedule or rider to this contract are inconsistent with the provisions of this contract, the provisions of such schedule or rider shall prevail. Set forth in Schedule D is a list of any and all schedules and riders which are attached hereto but which are not listed in the Table of Contents.

IN WITNESS WHEREOF, the parties hereto have executed this contract as of the date first above written.

                                        Seller: Shellbar, Inc.


                                        By: /s/ Barry E. Franklin
                                            ---------------------
                                        Barry E. Franklin
                                        Vice President and Treasurer

                                        Purchaser: Flatbush Federal Savings and
                                        Loan Association


                                        By: /s/ Anthony J. Monteverdi
                                            -------------------------
                                        Anthony J. Monteverdi
                                        President

Receipt by Escrowee

The undersigned Escrowee hereby acknowledges receipt of $170,000.00, by check subject to collection, to be held in escrow pursuant to 2.05.


                                                  Marc A. Zirogiannis, Esq. P.C.
                                                  ------------------------------

                                   Schedule A

                             DESCRIPTION OF PREMISES

         (to be attached separately and to include tax map designation)

                                   Schedule B

                               PERMITTED EXCEPTION

1. Zoning___________________regulations and ordinances which are not violated by the existing structures or present use thereof and which do not render title uninsurable.

2. Consents by the Seller or any former owner of the remises for the erection of any structure or structures on, under or above any streets on which do not render title uninsurable..

3.    [INTENTIONALLY OMITTED BY PARTIES]

4. Leases and Tenancies specified in the Rent Schedule and any new leases or tenancies not prohibited by this contract.

5. Unpaid installments of assessments not due and payable on or before the Closing Date.

6.    [INTENTIONALLY OMITTED BY PARTIES]

7. (a) Rights of utility companies to lay, maintain, install and repair pipes, lines, poles, conduits, cable boxes and related equipment on, over and under the Premises, provided that none of such rights imposes any monetary obligation on the owner of the Premises.

      (b) Encroachments of stoops, areas, cellar steps, trim cornices, lintels, window sills, awnings, canopies, ledges, fences, hedges, coping and retaining walls projecting from the Premises over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Premises.

      (c) Revocability or lack of right to maintain vaults, coal chutes, excavations or sub-surface equipment beyond the line of the Premises.

      (d) Any state of facts that any accurate survey would disclose, provided that such facts do not render title unmarketable. For the purposes of this contract, none of the facts shown on the survey, if any, identified below shall be deemed to render title unmarketable, and Purchaseer shall accept title subject thereto:

      (e) Property Delivered "AS IS" except as otherwise stated herein.

      (f) Property Subject to any existing leases and tenancies.

                                   Schedule C

                                 PURCHASE PRICE

           The Purchase Price shall be paid as follows:

(a) By check subject to collection, the receipt of
    Which is hereby acknowledged by Seller:                     $     170,000.00

(b) By check or checks delivered to Seller at the
    Closing in accordance with the provisions of
    2.02:                                                       $   1,530,000.00

(c) By acceptance of title subject to the following
    Existing Mortgages(s):                                      $           0.00

(d) By execution and delivery to Seller by Purchaser
    or a note secured by a Purchase Money Mortgage              $           0.00

Purchase Price                                                  $   1,700.000.00

                                   Schedule D

                                  MISCELLANEOUS

1. Title insurer designed by the parties (1.02): Any Reputable Title Company Licensed in New York State

2.    Last date for consent by Existing mortgagee(s (2.03(b):

3.    Maximum Interest Rate of any Refinances Mortgage (2.04(b):

4. Prepayment Date on or after which Purchase Money Mortgage may be prepaid (2.04(c):

5.    Seller's tax identification number (2.05):

6.    Purchaser's tax identification number (2.05):

7.    Scheduled time and date of Closing (3.01): September 30, 2005 12:00 p.m.

8. Place of Closing (3.01): Marc A. Zirogiannis, Esq. P.C. 1065 Old Country Rd., Suite 204, Westbury, New York

9.    Assessed valuation of Premises (4.10):

10.   Fiscal year and annual real estate taxes on Premises (4.10):

11.   Tax abatements or exemptions affecting Premises (4.10):

12.   Assessments on Premises (4.13):

13.   Maximum Amount which Seller must spend to cure violations, etc. (7.02)
      $500.00

14.   Maximum expense of Seller to cure title defects, etc. (13.02): $500.00

15.   Broker, if any (14.01): None

16.   Party to pay broker's commission (14.01):

17.   Address for notices (15.01):

      If to Seller: Shellbar, Inc
                    1311 Lona Court,
                    Boyton Beach, Florida  33437

      With a copy to Seller's attorney: Marc A. Zirogiannis, Esq. P.C.
                                        1065 Old Country Rd., Suite 204
                                        Westbury, New York  11590

      If to Purchaser: Flatbush Federal Savings and Loan Association of Brooklyn
                       2146 Nostrand Avenue
                       Brooklyn, New York

      With a copy to Purchaser's attorney: Kevin J. Kiley, Esq.
                                           107 Northern Blvd., Suite 304
                                           Great Neck, New York  11021

18. Limitation Date for actions based on Seller's surviving representations and other obligations (16.01):

19.   Additional schedules or Riders (17.08):

                                   Schedule E

                                  RENT SCHEDULE

                           (to be attached separately)

                                   Schedule F

                             FORM OF ESTOPPEL LETTER

                           (To be attached separately)

RIDER TO CONTRACT OF SALE DATED SEPTEMBER 2005

SHELLBAR, INC., Seller(S)

FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION, Purchaser(S)

PREMISES: 6410 18TH AVENUE, BROOKLYN, NEW YORK

The Purchaser has had a Phase I Environmental Site Assessment (ESA) of the premises conducted by Merrick Engineering Consultants, PC and a copy of the ESA report dated September 6, 2005 has been provided to the Seller. Said report revealed de minimis conditions in the premises which, although not considered Recognized Environmental Conditions (REC), the engineer has recommended remedying.

The Seller has agreed to remedy the conditions contained in the ESA report and toward that end has contracted with Safety Environmental Company of New York, Inc. to perform the remediation in accordance with the terms and condition of their Reversed (sic) Proposal dated September 16, 2005. The Seller agrees Safety Environmental shall perform the tasks as set forth in their September 16, 2005 proposal and that Seller will be responsible for payment thereof.

The Purchase shall advance payment of the expenses of Safety Environmental Company of New York, Inc. and shall receive a credit for said payments at the closing of title to the property, or, if said closing shall occur after October 1, 2005, then said credit shall be taken by the Purchaser from the rent due the Seller for the month of October. The limit of Sellers liability is $5,000.00.


                               By: /s/ Barry Franklin, Vice President, Treasurer
                                   ---------------------------------------------
                                   SHELLBAR, INC.


                               By: /s/ Anthony J. Monteverdi, President
                                   ------------------------------------
                                   FLATBUSH FEDERAL SAVINGS
                                   & LOAN ASSOCIATION

This Agreement  Between  THE JACK D. FRANKLIN TRUST

C/O JACK FRANKLIN residing at 6370 San Michel Way, Del Ray Beach, Fl., as Landlord, and

FLATBUSH FEDERAL SAVINGS AND LOAN ASSOICATION OF BROOKLYN, a banking institution with offices at 2146 Nostrand Avenue, Brooklyn, New York, as Tenant

Witnesseth: The Landlord hereby leases to the Tenant the following premises:

ENTIRE PREMISES KNOWN AS 6410-18TH AVENUE, BROOKLYN, NEW YORK

For the term of TEN (10) YEARS

To commence from the 1st day of October 1999 and to end on the 30th day of September, 2009 to be used end occupied only for banking purposes and/or any other legal use

Upon the conditions and covenants following:

1st. That the Tenant shall pay the annual rent and additional rent as set forth in the annexed Rent Schedule

2nd. And at the end or other expiration of the term, shall deliver up the demised premises in good order or condition, damages' by the elements excepted.

3rd. That the Tenant shall promptly execute and comply with all statutes, ordinances, rules, orders, regulations, and requirements of the Federal, State and Local Governments and of any and all their Departments and Bureaus applicable to said premises, for the correction, prevention, and ebatement of nuisances or other grievances, in, upon, or connected with said premises during said term; and shall also promptly comply with and execute all rules, orders and regulations of the New York Board of fire Underwriters, or any other similar body, at the Tenant's own cost and expense.

4th. [INTENTIONALLY OMITTED BY PARTIES]

5th. [INTENTIONALLY OMITTED BY PARTIES]

6th. The said Tenant agrees that the said Landlord and the Landlords agents and other representatives shall have the right to enter into and upon said premises, or any part thereof, at all reasonable hours for the purpose of examining the same of making such repairs or alterations therein as may be necessary for the safety and preservation thereof.

7th The Tenant also agrees to permit the Landlord or the Landlord's agents to show the premises to persons wishing to hire or purchase the same; and the Tenant further agrees that on and after the sixth month, next preceding the expiration of the term hereby granted, the Landlord or the Landlord's agents shall have the right to place notices on the front of said premises, or any part thereof, offering the premises, "To Let" or "For Sale", and the Tenant hereby agrees to permit the same to remain thereon without hindrance or molestation.

8th. That if the said premises, or any part thereof shall be deserted or become vacant during said term, or if any default be made in the payment of the said rent or any part thereof, or if any default be made in the performance of any of the covenants herein contained, the Landlord or representatives may re-enter the said premises by force, summary proceeding or otherwise, and remove all persons there from, without being liable to prosecution therefore, and the Tenant hereby expressly waives the service of any notice in writing of intention to re-enter, and the Tenant shall pay at the same time as the rent becomes payable under the terms hereof a sum equivalent to the rent reserved herein, and the Landlord may rent the premises on behalf of the Tenant, reserving the right to rent the premises for a longer period of time then fixed in the original lease without releasing the original Tenant from any liability, applying any moneys collected, first to the expense of resuming or obtaining possession, second to restoring the premises to a rentable condition, and then to the payment of the rent and all other charges due and to grow due to the Landlord, any surplus to be paid to the Tenant, who shall remain liable for any deficiency.

9th. [INTENTIONALLY OMITTED BY PARTIES]

10th. That the Tenant shall neither encumber nor obstruct the sidewalk in front of, entrance, to, or halls and stairs of said premises, nor allow the same to be obstructed or encumbered in any manner, and shall promptly remove ice & snow.

11th. [INTENTIONALLY OMITTED BY PARTIES]

12th. That the Landlord is exempt from any and all liability for any damage or injury to person or property caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of said building or from any damage or injury resulting or arising from any other cause or happening whatsoever unless said damage or injury be caused by or be due to the negligence of the Landlord.

13th. That if default be made in any of the covenants herein contained, then it shall be lawful for the said Landlord to reenter the said premises, and the same to have again, re-posses and enjoy. The said Tenant hereby expressly waives the service of any notice in writing of intention to re-enter.

14th. That this instrument shall not be a lien against said premises in respect to any mortgages that are now on or that hereafter may be placed against said premises, and that the recording of such mortgage or mortgages shall have preference and precedence and be superior and prior in lien of this lease, irrespective of the date of recording and the Tenant agrees to execute without, cost, any such instrument which may be deemed necessary or desirable to further effect the subordination of this lease to any such mortgage or mortgages, and a refusal to execute, such instrument shall entitle the Landlord, or the Landlord assigns and legal representatives to the option of cancelling this lease without incurring any expense or damage and the term hereby granted is expressly limited accordingly.

15th. [INTENTIONALLY OMITTED BY PARTIES]

16th. [INTENTIONALLY OMITTED BY PARTIES]

17th. It is expressly understood and agreed that in case the demised premises shall be deserted or vacated, or if default be made in the payment of the rent or any part thereof as herein specified, or if, without the consent of the Landlord, the Tenant shall sell, assign, or mortgage this lease or if default be made in the performance of any of the covenants and agreements in this lease contained on the part of the Tenant to be kept and performed, or if the Tenant shall fail to comply with any of the statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Local Governments or of any and all their Departments and Bureaus, applicable to said premises, or if the Tenant shall file or there he filed against Tenant a petition in bankruptcy or arrangement, or Tenant he ad indicated a bankrupt or make an assignment for the benefit of creditors or take advantage of any insolvency act, the Landlord may, if the Landlord so elects, at any time thereafter terminate this lease and the term hereof, on giving to the Tenant five days' notice in writing of the Landlord's intention so to do, and this lease and the term hereof shall expire and come to an end on the date fixed in such notice as if the said date were the date originally fixed in this lease for the expiration hereof. Such notice may be given by mail to the Tenant addressed to the demised premises.

18th. [INTENTIONALLY OMITTED BY PARTIES]

19th. [INTENTIONALLY OMITTED BY PARTIES]

20th. The failure of the Landlord to insist upon a strict performance of any of the terms, conditions and covenants herein, shall not be deemed a waiver of any rights or remedies that the Landlord may have, and shall not be deemed a waiver of any subsequent breach or default in the terms, conditions and covenants herein contained. This instrument may not be changed, modified, discharged or terminated orally.

21st. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purposes, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim against Landlord for the value of any unexpired term of said lease. No part of any award shall belong to the Tenant. The tenant shall be entitled, however, to any fixture award, provided same does not diminish the landlord's award for taking of the real estate.

22nd. If after default in payment of rent or violation of any other provision of this lease, or upon the expiration of this lease, the Tenant moves out or is dispossessed and fails to remove any trade fixtures or other property prior to such said default, removal, expiration of lease, or prior to the issuance of the final order or execution of the warrant, then and in that event the said fixtures and property shall be deemed abandoned by the said Tenant and shall become the property of the Landlord.

23rd. In the event that the relation of the Landlord and Tenant may cease or terminate by reason of the re-entry of the Landlord under the terms and covenants contained in this lease or by the ejectment of the Tenant by summary proceedings or otherwise, or after the abandonment of the premises by the Tenant, it is hereby agreed that the Tenant shall remain liable if able and shall pay in monthly payments the rent which accrues subsequent to the re-entry by the Landlord, and the Tenant expressly agrees to pay as damages for the breach of the covenants herein contained, the difference between the rent reserved and the rent collected and received, if any, by the Landlord during the remainder of the unexpired term, such difference or deficiency between the rent herein reserved and the rent collected if any, shall become due and payable in monthly payments during the remainder of the unexpired term, as the amounts of such difference or deficiency shall from time to time be ascertained: and it is mutually agreed between Landlord and Tenant that the respective parties hereto and shall hereby do waive trail by jury in any action, proceeding or counterclaims brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this lease, the Tenant's use or occupancy of said premises and/or any claim of injury or damage.

24th. The Tenant waives all rights to redeem under any law of the State of New York.

25th. This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures if landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency or in connection with any rule, order or regulation of any department or subdivision there of any governmental agency or by reason of the condition of supply and demand which have been or are affected by war or other emergency.

26th. No diminution or abatement of rent, or other compensation, shall be claimed or allowed for inconvenience or discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority. In respect to the various "services," if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such "service" when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such "service" or to some other cause, not gross negligence on the part of the Landlord. No such interruption or curtailment of any such "service" shall be deemed a constructive eviction. The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such "services" during any period wherein the Tenant shall be in default in respect to the payment of rent. Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

27th. [INTENTIONALLY OMITTED BY PARTIES]

SEE ATTACHED RIDER

Upon the expiration of this lease, or earlier termination, tenant shall restore the premises to the original condition of the premises in 1974.

      And the said Landlord doth covenant that the said Tenant on paying the said yearly rent, and performing the covenants aforesaid, shall and may peacefully and quietly have, hold and enjoy the said demised premises for the term aforesaid, provided however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

      And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

      In Witness Whereof, the parties have interchangeable set their hands and seals (or caused these presents to be signed by proper corporate officers and caused their proper corporate seal to be hereto affixed) this day

      Signed, sealed and delivered
      In the present of


                                           By: /s/ Jack D. Franklin L.S.
                                               -------------------------

                                           THE JACK D. FRANKLIN TRUST,
                                           LANDLORD


                                           BY: JACK FRANKLIN L.S.
                                               ------------------


                                           By: /s/ Anthony J. Monteverdi L.S.
                                               ------------------------------
                                           FLATBUSH FEDERAL SAVINGS & LOAN
                                           ASSOCIATION, TENANT
                                           BY: ANTHONY J. MONTEVERDI,
                                           AS PRESIDENT

RIDER TO LEASE dated                            BETWEEN

JACK D. FRANKLIN TRUST of 6370 San Michel Way, Del Ray Beach, Fl. As Landlord, and FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION OF BROOKLYN, a banking institution with offices at 2146 Nostrand Avenue, Brooklyn, NY., as Tenant.

Premises: 6410 18th Avenue, Brooklyn, New York

28th. The tenant, at its own cost and expense, may from time to time, during the term of this lease, make any installations, alterations or additions to the premises which, in its sole judgment, shall be necessary or desirable for the conduct of its business, and may install such trade fixtures as it may deem appropriate. Any and all such alterations shall be made in accordance with the rules, regulations, ordinances and requirements of the various municipal state and federal bureau, boards and/or commissions having jurisdiction of the premises. The tenant agrees to keep the premises free from any and all mechanic's and other liens arising out of any such alterations and agrees to indemnify the landlord from any loss, damage or expense by reason of any mechanic's or other liens. Any mechanic's liens filed against the demised premises for work or materials claimed to have been done or furnished to the tenant shall be discharged by the tenant, at its own expense, within twenty (20) days after demand, provided, however, that the tenant May cause the same to be discharged by the filing of a surety bond required by law for the discharge of a mechanic's lien.

29th. The tenant, shall take good care of the demised premises and, at its sole cost and expense, make all repairs to the roof, sidewalk, doors, glass, electrical system, plumbing and heating plants and water mains and, at the end or other expiration of the term, shall deliver up the demised premises in good order and condition. Any additions to or alterations of the premises or replacements made of the roof, sidewalk, doors, glass, plumbing and heating plants and water mains or electrical wiring shall become part of the realty and belong to the landlord, provided, however, that nothing herein shall affect tenant's rights with respect to trade fixtures and other movable property.

30th. The tenant shall provide heat for the premises, at its own cost and expense, and shall obtain all permits required for the heating system, at its own expense.

31st. All notices, demands and requests which may or are required to be given by either party, pursuant to the terms of this Lease, shall be in writing. Notices by the landlord to the tenant shall be deemed to have been properly given if and when sent by United States Registered or Certified Mail, postage prepaid, addressed to the tenant at 2146 Nostrand Avenue, Brooklyn, New York 11210, or at such other place or places as the tenant may from time to time designate, in writing. All notices by to the tenant to the landlord shall be deemed to have been properly given if and when sent by United States Registered or Certified mail, postage prepaid, addressed to the landlord, at 6370 San Michel Way, Del Ray Beach, Fl., or at such other place or places as the landlord may from time to time designate, in writing.

32nd. In case of damage to the building on the leased premises by fire or other case, the tenant shall repair the damage with reasonable dispatch after notice of the damage. In determining what constitutes reasonable dispatch, consideration shall be given to delays caused by strikes, adjustment of insurance and other causes beyond the tenant's control. If the damage shall render the premises untenantable, in whole or in part, there shall be an apportionment of rent until the damage shall have been repaired, provided however, that the tenant shall at its own cost and expense furnish the landlord with a policy of rent insurance insuring the landlord against any loss of rent by reason of such damage or the apportionment during the term of this lease. The fire insurance policies to be provided by the tenant pursuant to the provisions of Paragraph 3. of the Rent Schedule hereunto annexed shall be payable to the landlord, the tenant and to any mortgagee as their interest may appear, and in the event of loss, the proceeds thereof shall be payable to the tenant upon repair of the damage and the landlord agrees to execute any and all necessary papers to effect payment thereof to the tenant. It is further agreed that, if the property is damaged during the last two (2) years of the term of this lease, and the damage is so extensive as to amount practically to a total destruction of the lease premises, either party shall have the right to terminate this lease on ten (10) days' notice to the other, which notice shall be given within thirty
(30) days after the date of the loss and, if such notice shall be given, this lease shall cease and come to an end and the rent shall be apportioned to the time of the damage. In the event that this lease shall be cancelled by the tenant pursuant to the terms of this paragraph, the tenant shall have no obligation to repair the damage, but, in the event, the proceeds of the fire insurance hereinbefore described shall be payable to the landlord and tenant agrees to execute any and all necessary papers to effect payment thereof to the landlord.

33rd. Anything in this lease to the contrary notwithstanding, it is understood and agreed that tenant shall not be in default hereunder unless and until tenant shall be given at least ten (10) days' written notice, with respect to the failure to pay any fixed or additional rent hereunder, and with respect to defaults other than those involving the payment of money as aforesaid, tenant shall not be in default unless an until thirty (30) days' written notice shall have been given with respect to defaults not involving the payment of money; provided, however, in case of a default which cannot with due diligence be cured within such thirty (30) days, tenant shall only be deemed to be in default hereunder if it shall fail to proceed with all due diligence within such (30) day period to cure such default and thereafter to complete the curing of the same with all due dispatch.

34th. Tenant shall have the right to assign this lease or sublet all or any part of the demised premises without first obtaining landlords' consent, written or otherwise; provided, however, that in connection with any assignment of this lease, tenant's assignee shall assume, in writing, all of the terms and provisions hereof and a written duplicate original of such assignment and assumption agreement shall be delivered to the landlord within ten (10) days after the execution thereof and, further provided that no assignment of this lease or subletting of all or any part of the premises shall in any way release or relieve present tenant with respect to the performance of its obligations hereunder. See Paragraph 39

35th. Landlord shall request any future mortgagee to agree, in writing, that in the event of default by landlord under said mortgage and the foreclosure thereof, the mortgagee shall not disturb tenant's possession of the demised premises, provided tenant continues to pay its rent as herein provided.

36th. Notwithstanding the provisions of paragraph 14 hereof, it is understood and agreed as follows:

      a) Landlord may encumber the premises as hereinafter stated in this paragraph.

      b) With respect to future mortgages, this Lease shall be subordinate only to a mortgage made to an institutional lender (commercial bank, savings bank, savings and loan association, insurance company and similar), provided said mortgage does not exceed the sum One Hundred and Fifty Thousand Dollars ($150,000.00), and provided the interest rate on said mortgage does not exceed eight and one-half (8 1/2%) percent.

      c) The payments for interest and amortization required by said mortgage shall not exceed the amount of rent provided by Paragraph 1st of the Rent Schedule of this Lease.

      d) In the event of a default in the payment of interest or amortization, the tenant shall have the right to cure any such default and deduct any amount paid to the mortgagee form the rent next accruing.

37th. The tenant agrees, at the end of the term of this Lease, to deliver the premises to the landlord in substantially the same condition as received in 1974, reasonable wear and tear excepted. In the event that the legal occupancy of the premises shall be changed by the tenant, it is understood and agreed that, if required by the landlord upon termination of the lease, the occupancy of the premises shall be restored to its present legal occupancy.

38th. It is understood that the tenant is leasing the demised premises for purposes of operating a branch banking office. The tenant represents that it has obtained permission from the Federal Home Loan Bank Board to open and operate a branch in the general vicinity of the demised premises. It is agreed that the within lease shall be conditioned upon the approval of the Federal Home Loan Bank Board to operate the said branch at this specific location. The tenant agrees to promptly apply for approval of the said location and, in the event that said approval shall be denied, the tenant shall have the right to cancel this lease and, in the event of such cancellation, the deposit made on signing this lease shall be retained by the landlord and there shall be no further obligations or liabilities between the parties.

39th. In the event that the within, Lease shall be assigned by the tenant or that all or substantially all of the demised premises shall be subleased by the tenant for a term of over two (2) years pursuant to the provisions of Paragraph 34th hereof, the tenant or it assignee or sub-lessee will deposit with the landlord the sum of $25,000.00 as security for the full and faithful performance by the tenant, its assignee or sub-lessee of all of the terms, covenants and conditions of this lease upon the tenant's part to be performed, which said sum shall be returned to the tenant after the time fixed as expiration of the term herein or the expiration of the options herein provided, provided, that the tenant, its assignee or sub-lessee has fully performed all of the terms of this Lease. The landlord shall have the right to transfer the security in the event of a sale of the premises to the vendee for the benefit of the tenant, and in the event of such transfer, the landlord shall be considered released from all liability for the return of such security and the tenant, its assignee or sub-lessee agrees to


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

look to the new owner for the return of such security. The amount of said security shall be deposited in an interest bearing account with any depositary requested by the tenant and interest or dividends credited to said account shall be the property of the tenant, its assignee or sub-lessee annually on or before January 15 in each year during the term hereof. It is understood that this provision for the deposit of security shall not be applicable in the event of a merger by the tenant with another banking corporation or the acquisition of the tenant's assets by another banking corporation continuing to do a branch banking business on the premises.

40th. The landlord represents that he is the owner of the demised premises and has good title in fee simple thereto and that there are no liens or encumbrances against the property. The landlord agrees to furnish to the tenant any additional documents, affidavits or assurances of title so that the tenant may obtain, at its own cost and expense, from any licensed title company doing business in the State of New York, a policy of leasehold title insurance without exception.

                                           THE JACK D. FRANKLIN TRUST, LANDLORD


                                           By: /s/ Jack D. Franklin
                                               --------------------
                                           By:  JACK FRANKLIN

                                           Flatbush Federal Savings and Loan
                                           Association of Brooklyn


                                           By: /s/ Anthony J. Monteverdi
                                               -------------------------
                                           By:  Anthony J. Monteverdi, President
                                           Tenant


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

                                  RENT SCHEDULE

                                       TO

RIDER BETWEEN JACK D. FRANKLIN TRUST, as Landlord, and FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION OF BROOKLYN, as Tenant. Dated October 1, l999, FOR PREMISES #6410 18TH AVENUE, BROOKLYN, NEW YORK.

1. The tenant shall pay the annual rent as hereinafter set forth; said rent to be paid in equal monthly payments, in advance, on the 1st day of each and every month during the term of this Lease. Rents thereinafter stated are predicated upon gross annual payments; however, payments shall be made monthly; each payment being 1/12th of the said annual rental charges.

      A. SIXTY-SIX THOUSAND DOLLARS ($66,000.00) per annum during the first two and one-half (2 1/2 ) years, commencing October 1, 1999, and ending March 31, 2002.

      B. SIXTY-NINE THOUSAND THREE-HUNDRED DOLLARE ($69,300.00) per annum during the next two and one-half (2 1/2) years, commencing April 1, 292, and ending September 30, 2004.

      C. SEVENTY-TWO THOUSAND SEVEN-HUNDRED SIXTY FIVE DOLLARS ($72,765.00) per annum during the next two and one-half (2 1/2) years, commencing October 1, 2004, and ending March 31, 2007.

      D. SEVENTY SIX THOUSAND FOUR-HUNDRED THREE DOLLARS ($76,403.00) per annum during the next two and one-half years, commencing April 1, 2007 and ending September 30, 2009.

2. Tenant shall pay as additional rent any and all taxes or assessments levied against the premises by the City of New York, or any other municipal authority, during the term of this Lease. Said taxes of or assessments shall be paid within thirty (30) days after the same shall become due and payable and the tenant shall exhibit proof of payment of said taxes to the landlord promptly upon demand. The tenant, at its own cost and expense, shall have the right, as agent of the landlord, to apply for reduction of assessed valuation of the property for any tax year during the terms of this Lease, and the landlord agrees to execute any and all papers necessary to enable the tenant to prosecute such proceedings, provided, however, that the tenant agrees to indemnify the landlord against any loss, cost or damage by reason of such proceedings.

3. The tenant shall keep the building on the demised premises insured against loss or damage by fire or other risks such as would be ordinarily covered by a full extended coverage endorsements, in such amounts as may from time to time be determined to be required to cover the full insurable value of the premises and to pay the premiums for such insurance during the term of this lease as additional rent. The said insurance shall provide that loss, if any, shall be payable to the landlord/and/or the tenant/and/or the holder of any mortgage that may be a lien on the premises during the term hereof as their interest may appear. The original policy or policies shall be delivered to the landlord not less than ten (10) days prior to the inception date thereof. The tenant shall not do or permit to be done anything on the demised premises which will invalidate or be in conflict with the aforesaid insurance policy or policies and the tenant at its own cost and expense shall comply with all regulations and requirements of the New York Board of Fire Underwriters or any similar body. In the event that the tenant shall fail to obtain and deliver said policies or to pay any renewal premium therefore and the amount of said premiums shall be due and payable by the tenant to the landlord as additional rent within ten (10) days after demand.

Should an appraisal be required to determine the amount of fire insurance to be fixed, then both landlord and tenant agree to accept the findings of a reputable recognized New York actuarial agent.

4. The tenant shall maintain general liability insurance against claims for bodily injury or death or property damage occurring upon, in or about the demised premises, such insurance to have limits or not less than $1,000,000.00 in respect to bodily injury or death to any one person, and up to $2,000,000.00 in respect to any one occurrence, and $500,000.00 in respect to property damage. The said policy or policies shall name both the landlord and the tenant as assureds. The tenant agrees to obtain the said policy or policies and pay the premiums therefore as additional rent, and to deliver a


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

certificate thereof to the landlord. In the event that the tenant shall fail to obtain said policy or to pay any renewal premium therefore, then the landlord may obtain the required policy and pay the premium for the account of the tenant and the amount of said premium shall be payable by the tenant to the landlord as additional rent within ten (10) days after demand. The tenant may carry such insurance under its blanket coverage.

5. The tenant shall pay as additional rent, the rent or charge which may during the demised term be assessed or imposed for water used or consumed in, or on the said premises, whether determined by meter or otherwise, within thirty (30) days after the same shall be assessed or imposed, and will also pay the expense for the setting of a water meter in the said premises, should the latter be required. The tenant shall also pay as additional rent any sewer rent or charge imposed upon the building. The tenant shall exhibit proof of payment of any such rent or charge for water or sewer to the landlord promptly upon demand.

6. The landlord agrees, that the tenant may record a summary of this Lease in the usual form without expressing the terms and conditions thereof and the landlord agrees to execute any such summary.


                                        By: /s/ Jack D. Franklin
                                            ------------------------------------
                                            Jack D. Franklin Trust, Landlord


                                        By: /s/ Anthony J. Monteverdi
                                            ------------------------------------
                                            Flatbush Federal Savings and
                                            Loan Association of Brooklyn, Tenant
                                            By: Anthony J. Monteverdi, President

State of Florida

County of Palm Beach

      On the 30th day of March 1999, before me personally came JACK FRANKLIN to me known and known to me to be the individual described in, and who executed, the foregoing instrument and he acknowledged to me that he executed the same.


                                        By: /s/ Barbara Cavalieri  -Seal-
                                            ---------------------

State of New York

County of Kings

      On the 6th day of April 1999, before me personally came ANTHONY J. MONTEVERDI to me known, who, begin by me duly sworn, did depose and say that he resides at No. 36-23 209th Street, Bayside, New York, 11361 that he is the PRESIDENT of FLATBUSH FEDERAL SAVINGS & LOAN ASSOCIATION OF BROOKLYN the corporation mentioned in, and which executed, the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.


                                        By: /s/ Robert Carrano
                                            ------------------

      In Consideration of the letting of the premises within mentioned to the within named Tenant and the sum of $100 paid to the undersigned by the within named Landlord, the undersigned do hereby covenant and agree, to and with the Landlord and the Landlord's legal representatives, that if default shall as any time he made by the said Tenant in the payment of the rent and the performance of the covenants contained in the within lease, on the Tenant's part to be paid and performed, that the undersigned will well and truly pay the said rent, or any arrears thereof, that may remain due unto the said Landlord, and also pay all damages that may arise in consequence of the non-performance of said covenants, or either of them without requiring notice of any such default from the said Landlord. The undersigned hereby waives all right to trail by jury in any action or proceeding hereinafter instituted by the Landlord, to which the undersigned may be a party.

      In Witness Whereof the undersigned he set hand and seal this day of .19


WITNESS                    _______________________________________L.S.


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